UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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BARNES & NOBLE, INC.

(Name of Registrant as Specified in Its Charter)

YUCAIPA AMERICAN ALLIANCE FUND II, L.P.

YUCAIPA AMERICAN ALLIANCE (PARALLEL) FUND II, L.P.

YUCAIPA AMERICAN ALLIANCE FUND II, LLC

YUCAIPA AMERICAN FUNDS, LLC

YUCAIPA AMERICAN MANAGEMENT, LLC

THE YUCAIPA COMPANIES LLC

RONALD W. BURKLE

STEPHEN F. BOLLENBACH

MICHAEL S. MCQUARY

ROBERT P. BERMINGHAM

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On August 12, 2010, The Yucaipa Companies issued the following press release:

YUCAIPA COMMENTS ON DELAWARE LITIGATION DECISION

Los Angeles, California (August 12, 2010) - The Yucaipa Companies today announced it is disappointed in the Delaware Court of Chancery’s decision in its lawsuit challenging the Barnes & Noble, Inc. (NYSE: BKS) Poison Pill. Yucaipa believes that the fundamental stockholder right to vote or organize collectively to vote their shares, consistent with Federal Law, should not be unilaterally restricted by the Barnes & Noble’s board. Yucaipa continues to believe that the Poison Pill restrictions are particularly egregious because, in the words of its author, the Poison Pill was designed to “freeze the situation so nobody outside of Len Riggio” could own more than 20% of the company’s shares. Yucaipa believes no legitimate corporate purpose is served by treating the Riggios more favorably than other Stockholders.

In addition, Yucaipa believes the Poison Pill provisions prohibiting even non-binding agreements between stockholders in connection with electing new directors to Barnes & Noble’s board, while permitting the Riggios and the incumbent board to use the company’s resources to re-elect themselves, creates an uneven playing field as to the most fundamental right of stockholders – to change the directors of their company.

Yucaipa is reviewing all of its options, but for now has decided to take its message directly to Barnes & Noble stockholders at the Company’s upcoming 2010 Annual Meeting.

This press release is not a solicitation of proxies for the 2010 Annual Meeting, and stockholders are not being asked to provide proxies to Yucaipa at this time. Any solicitation of proxies will only be pursuant to a proxy statement and other proxy materials to be filed with the Securities and Exchange Commission at a later date.

Information regarding the direct and indirect interests of Yucaipa and each other participant in any such solicitation of proxies by Yucaipa will be included in Yucaipa’s proxy materials filed with the SEC. Barnes & Noble stockholders should read Yucaipa’s proxy statement and other proxy materials as they are filed because they contain important information. Additional information regarding Yucaipa’s investment in Barnes & Noble also is contained in Yucaipa’s Schedule 13D and Form 4 filings filed with the SEC. Yucaipa’s proxy materials and other SEC filings may be accessed without charge at the SEC’s website at www.sec.gov.

About The Yucaipa Companies

The Yucaipa Companies is a premier investment firm that has established a record of fostering economic value through the growth and responsible development of companies. Since its founding in 1986, the firm has completed mergers and acquisitions valued at more than $30 billion. As an investor, Yucaipa works with management to strategically reposition businesses and implement operational improvements, resulting in value creation for investors.

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